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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 1999
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                                 Advantage Corp.
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             (Exact name of registrant as specified in its charter)

      Delaware                           0-14120                 23-1462020
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(State or other jurisdiction        (Commission File           (IRS Employer
 of incorporation)                      Number)              Identification No.)

Welsh and McKean Roads, P.O. Box 844, Spring House, PA           19477
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   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (215) 657-4000
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Item 5.        Other Events

        On October 25, 1999 Advanta Corp. (the "Company" or "Advanta") announced the resignation of Olaf Olafsson from the position of President. Mr. Olafsson will continue as a director of Advanta Corporation and as a special partner and director of Advanta Partners, LP, a private equity investment firm in which Advanta Corporation is the controlling investor. "I've enjoyed my time at Advanta tremendously. We've made great progress in terms of the quality and trajectory of earnings, new initiatives and partnerships. Now that we have solidified our growth strategy, with Dennis and Bill to lead the Company toward preeminence in its businesses, it is time for me to focus on challenges that will allow me to remain closer to my home and young family in New York. While my role as President has been rewarding, as one can imagine, commuting 4-5 hours per day to and from Advanta's Spring House headquarters has been a challenge," said Mr. Olafsson. Mr. Olafsson will become Vice Chairman of Time Warner Digital Media, located in Manhattan.

        Business operations will continue under the uninterrupted direction of the Office of the Chairman, of which Mr. Olafsson was a part, now comprised of Dennis Alter and William A. Rosoff. Mr. Rosoff will assume the title of President.

        Dennis Alter, Chairman and Chief Executive Officer stated, "I have accepted Olaf's resignation with mixed feelings. While we will miss his day to day involvement on both personal and business levels, I respect his difficult decision to make a move that is the right one for his family. We look forward to many years of his continuing involvement and strategic insight as a director and with Advanta Partners. We have many important and exciting initiatives in the pipeline which Olaf has been involved in creating."

        During Mr. Olafsson's tenure as President, Advanta implemented an automated sales and underwriting system at its mortgage business, began testing a new origination and automated decisioning system to take business credit card applications over the Internet, and took significant steps to refine processes in its leasing business resulting in cost efficiencies. We continue these and our previously discussed initiatives to increase profits, and optimize cash flow and returns on invested capital.

        Advanta is a highly focused financial services company with over 2,400 employees, approximately $12.4 billion in managed assets and approximately $9.4 billion in assets serviced for third parties. Advanta provides consumers and small businesses with innovative products and services including mortgages, equipment leases, business credit cards, insurance and deposit products. The Company also provides a full range of loan purchasing, contract servicing and securitization services to the mortgage industry.

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This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) factors that affect consumer debt; (2) competitive pressures; (3) the level of delinquencies and charge-offs; (4) the rate of prepayments; (5) the level of expenses; (6) the timing of the securitizations of the Company's receivables; (7) the timing and impact of cost reduction measures implemented by the Company; and (8) the ratings on the debt of the Company and its subsidiaries. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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Form 8-K                            Advanta Corp.
October 25, 1999

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Advanta Corp.

                                      By: /s/ ELIZABETH H. MAI
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                                         Elizabeth H. Mai, Senior Vice
                                         President,  Secretary and General
                                         Counsel

October 25, 1999